Exhibit 10.11

FIRST AMENDMENT TO PLEDGE AGREEMENT

This FIRST AMENDMENT TO PLEDGE AGREEMENT (this “Agreement”) is dated as of July 18, 2017 by and among SAREPTA THERAPEUTICS, INC., a Delaware corporation (the “Pledgor”), the Lenders party hereto and MIDCAP FINANCIAL TRUST, a Delaware statutory trust (“MidCap”), as administrative agent to the Credit Agreement and Pledge Agreement described below (in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, Pledgor, as borrower, Lenders and Agent are parties to that certain Credit and Security Agreement, dated as of June 26, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein have the meanings given to them in the Credit Agreement except as otherwise expressly defined herein), pursuant to which Lenders have agreed to provide to Pledgor certain loans and other extensions of credit in accordance with the terms and conditions thereof;

WHEREAS, Pledgor and Agent are parties to that certain Pledge Agreement, dated as of June 26, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), pursuant to which the Pledgor pledged, assigned and granted to Agent, for its benefit and the benefit of the Lenders, a security interest in certain property of the Pledgor; and

WHEREAS, Pledgor, Agent and Lenders desire to amend certain provisions of the Pledge Agreement on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor, Lenders and Agent hereby agree as follows:

1.Acknowledgment of Obligations.  Pledgor hereby acknowledges, confirms and agrees that all Credit Extensions made prior to the date hereof, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges owing by Pledgor to Agent and Lenders under the Credit Agreement and the other Financing Documents, are owing by Pledgor to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally.

2.Amendments to Pledge Agreement.  The Pledgor, the Agent and Lenders hereby agree that the Pledge Agreement is amended as follows:

(a)Recital B of the Pledge Agreement is amended by deleting the following language from the first sentence to Recital B:  “in an aggregate principal amount of up to FORTY MILLION NO/100 DOLLARS ($40,000,000.00)”;

(b)Section 4(f) of the Pledge Agreement is amended by deleting such subsection and restating it in its entirety as follows:

“Pledgor has good and marketable title to the Collateral.  Pledgor is the sole owner of all of the Collateral, free and clear of all security interests, pledges, voting trusts, agreements, liens, claims and encumbrances whatsoever, other than the security interests, assignments and liens granted under this Agreement, the Credit and Security Agreement and the Revolving Credit Documents;”

(c)Section 4(g) of the Pledge Agreement is amended by deleting such subsection and restating it in its entirety as follows:

“Pledgor has not heretofore transferred, pledged, assigned or otherwise encumbered any of its rights in or to the Collateral except to secure (i) the Obligations pursuant to this Agreement and the Credit and Security Agreement, and (ii) the Revolving Credit Obligations pursuant to the Revolving Credit Documents;”

(d)Section 5(h) of the Pledge Agreement is amended by deleting such subsection and restating it in its entirety as follows:

“Not to sell or otherwise dispose of, or create, incur, assume or suffer to exist any lien upon any of the Collateral, other than liens in favor of Agent, for its benefit and the benefit of the Lenders, and liens in favor of the Revolving Credit Agent pursuant to the Revolving Credit Documents;”

(e)The Pledge Agreement is amended by adding a new section, Section 18, as follows:

“Intercreditor Agreement.   Anything herein to the contrary notwithstanding, the liens and security interests granted to Agent pursuant to or in connection with this Agreement, the exercise of any right or remedy with respect thereto, and certain of the rights of the parties hereto are subject to the provisions of the Intercreditor Agreement dated as of July 18, 2017, (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), by and between Agent, as “Term Agent”, and MidCap Financial Trust, as “ABL Agent”.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control;”

(f)Schedule I to the Pledge Agreement is amended by (i) deleting “TBD” in the row labelled “Equity Interest Certificate No.:” and replacing it with “CA-1” in lieu thereof; and (ii) deleting “TBD” in the row labelled “Number of Units:” and replacing it with “650” in lieu thereof.

3.No Other Amendments.  Except for the amendments set forth and referred to in Section 2 above, the Pledge Agreement and the other Financing Documents shall remain unchanged and in full force and effect and Pledgor hereby ratifies and reaffirms all of its obligations under the Pledge Agreement and the other Financing Documents as amended by this Agreement.  Nothing in this Agreement is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Pledgor’s Obligations or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other liens, for the benefit of itself and the Lenders, on any Collateral for the Obligations.

4.Representations and Warranties.  To induce Agent and Lenders to enter into this Agreement, Pledgor does hereby warrant, represent and covenant to Agent and Lenders that (i) each representation and warranty of Pledgor set forth in the Credit Agreement and other Financing Documents is hereby restated and reaffirmed as true, correct and complete in all material respects on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (provided, however, that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality in the text thereof, and provided, further, that those representations and warranties expressly referring to a specific date shall be true, correct and complete in all material respects as of such date), (ii) no Default or Event of Default has occurred and is continuing as of the date hereof and (iii) Pledgor has the power and is duly authorized and has obtained all necessary consents and has taken all necessary actions to enter into, deliver and perform this Agreement, and this Agreement and the Pledge Agreement, as amended by this Agreement, are the legal, valid and binding obligations of Pledgor enforceable against Pledgor in accordance with their terms subject to bankruptcy, moratorium and other other laws affecting secured creditors generally and equitable principles related to enforceability.

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5.Condition Precedent to Effectiveness of this Agreement.  This Agreement shall become effective as of the date (the “Amendment Effective Date”) upon which Agent shall notify Pledgor in writing that Agent has received one or more counterparts of this Agreement duly executed and delivered by the Pledgor, the Agent and the Lenders, in form and substance reasonably satisfactory to Agent and Lenders.

6.[Reserved.]

7.[Reserved.]

8.Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

9.Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

10.Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

11.GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

12.Entire Agreement.  The Pledge Agreement and the other Financing Documents as and when amended by this Agreement represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Pledge Agreement (as amended by this Agreement) and the Financing Documents merge into this Agreement and the Financing Documents.

13.No Strict Construction, Etc.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

14.Costs and Expenses.  Pledgor absolutely and unconditionally agrees to pay or reimburse upon demand for all reasonable and documented fees, costs and expenses incurred by Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and any other Financing Documents or other agreements prepared, negotiated, executed or delivered in connection with this Agreement or transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered under seal as of the day and year specified at the beginning hereof.

BORROWER:

SAREPTA THERAPEUTICS, INC.

By: /s/ Sandesh Mahatme (SEAL)

Name: Sandesh Mahatme

Title: Executive Vice President, Chief Financial Officer and

Chief Business Officer

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AGENT:

MIDCAP FINANCIAL TRUST

By: Apollo Capital Management, L.P.,

its investment manager

By:  Apollo Capital Management GP, LLC,

its general partner

By: /s/ Maurice Amesellem (SEAL)

Name: Maurice Amsellem

Title: Authorized Signatory

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LENDERS:

ELM 2016-1 TRUST

By:MidCap Financial Services Capital Management, LLC, as Servicer

By: /s/ John O’Dea (SEAL)

Name:   John O’Dea

Title:   Authorized Signatory

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SILICON VALLEY BANK

By: /s/ Ryan Roller (SEAL)

Name:  Ryan Roller

Title:  Vice President

FLEXPOINT MCLS SPV LLC

By: /s/ Daniel Edelmon (SEAL)

Name:  Daniel Edelmon

Title:   Vice President